UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2005

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah 84047
Address of principal executive offices

Registrant's telephone number:    (801) 566-1200

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 6, 2005, Utah Medical Products Limited, a wholly owned subsidiary of Utah Medical Products, Inc. (UTMD) located in Ireland, entered into a €4,500,000 loan with the Bank of Ireland to finance repatriation of profits achieved since 1996 to UTMD under The American Jobs Creation Act of 2004. A copy of the loan agreement is attached as Exhibit 10.1.

Also on December 6, 2005, UTMD modified its unsecured line-of-credit with U.S. Bank to allow the Bank of Ireland loan, and to increase the amount of the U.S. Bank note to $8,000,000 from $5,000,000. The minimum net worth requirement was also changed from $10,000,000 to $18,500,000, in connection with U.S. Bank guaranteeing the Bank of Ireland loan to Utah Medical Products Limited through a Letter of Credit arrangement. All other material terms of the U.S. Bank note remain the same. Copies of the amended U.S. Bank note and loan agreement are attached as Exhibits 10.2 and 10.3.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A
REGISTRANT

The information provided in Item 1.01 if this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 12/12/05	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX

Index Number	Description

10.1	Loan Agreement, signed 6-December-2005 between Utah Medical Products Limited and Bank of Ireland

10.2	Amended and Restated Revolving Promissory Note, dated December 6, 2005 by Utah Medical Products, Inc. to U.S. Bank National Association

10.3	Third Amendment to Loan Agreement, dated December 6, 2005 between Utah Medical Products, Inc. and U.S. Bank National Association